Exhibit 99.1

Federated Hermes, Inc. reports third quarter 2023 earnings
•Q3 2023 earnings per diluted share of $0.86
•Total assets under management reach a record high of $715.2 billion
•Money market assets reach a record $525.1 billion
•Board declares $0.28 per share dividend; authorizes new share repurchase program
(PITTSBURGH, Pa., Oct. 26, 2023) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.86 for Q3 2023, compared to $0.78 for the same quarter last year, on net income of $75.0 million for Q3 2023, compared to $69.5 million for Q3 2022. Federated Hermes reported YTD 2023 EPS of $2.44, compared to $2.02 for the same period in 2022, on YTD 2023 net income of $216.8 million, compared to $183.0 million for the same period in 2022.
Federated Hermes' total managed assets were a record $715.2 billion at Sept. 30, 2023, up $90.8 billion or 15% from $624.4 billion at Sept. 30, 2022 and up $11.2 billion or 2% from $704.0 billion at June 30, 2023. Total average managed assets for Q3 2023 were $711.2 billion, up $79.4 billion or 13% from $631.8 billion reported for Q3 2022 and up $5.9 billion or 1% from $705.3 billion for Q2 2023.
"Record assets under management at the end of the third quarter were again driven by money market asset increases, particularly investor demand for our prime money market offerings in the current interest rate environment, where general market volatility made the improved yields of our cash offerings an appealing haven for investors," said J. Christopher Donahue, president and chief executive officer. "Net sales of fixed-income products were led by multi-sector fixed-income separate accounts and net sales of our flagship core-plus offering, Federated Hermes Total Return Bond Fund. In equities, we saw demand for Federated Hermes' international equity products and our MDT strategies, which take a quantitative approach to stock selection with proprietary research and technology."
Federated Hermes' board of directors declared a dividend of $0.28 per share. The dividend is payable on Nov. 15, 2023 to shareholders of record as of Nov. 8, 2023. During Q3 2023, Federated Hermes purchased 2,046,790 shares of Federated Hermes class B common stock for $68.9 million. The board of directors also authorized an additional share repurchase program, which is the firm's 16th, allowing the buyback of up to an additional 5 million shares of Federated Hermes class B common stock in the open market with no expiration date. The repurchased stock is to be held in treasury for employee share-based compensation plans, potential acquisitions and other corporate activities. The company's existing 5 million share repurchase program, approved in June 2022, has approximately 1.4 million shares remaining.
Equity assets were $77.3 billion at Sept. 30, 2023, up $2.6 billion or 4% from $74.7 billion at Sept. 30, 2022 and down $5.7 billion or 7% from $83.0 billion at June 30, 2023. Top-selling equity funds during Q3 2023 on a net basis were Federated Hermes MDT Large Cap Growth Fund, Federated Hermes International Leaders Fund, Federated Hermes U.S. SMID Equity Fund, Federated Hermes International Small-Mid Company Fund and Federated Hermes MDT All Cap Core Fund.
Fixed-income assets were $89.8 billion at Sept. 30, 2023, up $4.4 billion or 5% from $85.4 billion at Sept. 30, 2022 and up $2.4 billion or 3% from $87.4 billion at June 30, 2023. Top-selling fixed-income funds during Q3 2023 on a net basis were Federated

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q3 2023 earnings	Page 2 of 13
Hermes Total Return Bond Fund, Federated Hermes Intermediate Corporate Bond Fund, Federated Hermes Sterling Cash Plus Fund, Federated Hermes Total Return Bond Collective Investment Fund and Federated Hermes SDG Engagement High Yield Credit Fund.
Alternative/private markets assets were $20.3 billion at Sept. 30, 2023, up $0.1 billion or less than 1% from $20.2 billion at Sept. 30, 2022 and down $1.3 billion or 6% from $21.6 billion at June 30, 2023.
Money market assets were a record $525.1 billion at Sept. 30, 2023, up $83.8 billion or 19% from $441.3 billion at Sept. 30, 2022 and up $16.1 billion or 3% from $509.0 billion at June 30, 2023. Money market fund assets were a record $384.9 billion at Sept. 30, 2023, up $75.0 billion or 24% from $309.9 billion at Sept. 30, 2022 and up $20.9 billion or 6% from $364.0 billion at June 30, 2023.
Financial Summary
Q3 2023 vs. Q3 2022
Revenue increased $21.5 million or 6% primarily due to an increase in revenue from money market assets and an increase in carried interest and performance fees of $10.8 million, including $7.5 million of carried interest from consolidated carried interest vehicles and is offset in compensation expense. These increases were partially offset by a decrease in revenue related to changes in the mix of average equity and fixed-income assets.
During Q3 2023, Federated Hermes derived 53% of its revenue from long-term assets (31% from equity, 12% from fixed-income, and 10% from alternative/private markets and multi-asset), 46% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $16.9 million or 6% primarily due to increased compensation expenses resulting from consolidated carried interest vehicles of $7.6 million.
Nonoperating income (expenses), net increased $7.1 million primarily due to an increase in investment yields due to rising interest rates and a larger decrease in the market value of investments in Q3 2022 compared to the decrease in Q3 2023.
Q3 2023 vs. Q2 2023
Revenue decreased $30.6 million or 7% primarily due to a decrease in carried interest and performance fees of $24.5 million, including $15.5 million of carried interest from consolidated carried interest vehicles and is offset in compensation expense. Revenue from money market assets decreased by $9.0 million, offset by an $8.2 million decrease in related distribution expense due to changes in asset levels, asset mix and product structures. These decreases were partially offset by an increase in revenue due to one additional day in Q3 2023.
Operating expenses decreased $33.6 million or 10% primarily due to decreased compensation expenses resulting from consolidated carried interest vehicles of $15.9 million and the decrease in distribution expense from money market assets mentioned above.
Nonoperating income (expenses), net decreased $2.6 million primarily due to a decrease in the market value of investments in Q3 2023 compared to Q2 2023.
YTD 2023 vs. YTD 2022
Revenue increased $146.2 million or 14% primarily due to the elimination of voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers), an increase in

Federated Hermes reports Q3 2023 earnings	Page 3 of 13
revenue from money market assets and an increase in carried interest and performance fees of $49.0 million, including $31.9 million of carried interest from consolidated carried interest vehicles and is offset in compensation expense. For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. These increases were partially offset by a decrease in revenue due to lower average long-term assets.
For the first nine months of 2023, Federated Hermes derived 53% of its revenue from long-term assets (30% from equity, 12% from fixed-income and 11% from alternative/private markets and multi-asset), 46% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $134.2 million or 17% primarily due to an increase in distribution expense mainly due to the elimination of voluntary yield-related fee waivers, increased compensation expenses resulting from consolidated carried interest vehicles of $32.8 million, and an increase in professional service fees.
Nonoperating income (expenses), net increased $51.0 million primarily due to an increase in the market value of investments in the first nine months of 2023 compared to a decrease in the market value of investments for the same period in 2022 and an increase in investment yields due to rising interest rates.
Impact of voluntary yield-related fee waivers
There were no voluntary yield-related fee waivers during the three and nine months ended Sept. 30, 2023, and no material voluntary yield-related fee waivers for the three months ended Sept. 30, 2022. During the nine months ended Sept. 30, 2022, voluntary yield-related fee waivers totaled $85.3 million. These fee waivers were partially offset by related reductions in Distribution expense of $66.5 million, such that the net negative pre-tax impact to Federated Hermes was $18.8 million for the nine months ended Sept. 30, 2022.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Oct. 27, 2023. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 27, 2023. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 49196. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $715.2 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 9% of money market fund managers and the top 11% of fixed-income fund managers2. Federated Hermes also ranks as the 8th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.

Federated Hermes reports Q3 2023 earnings	Page 4 of 13
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1) As of Sept. 30, 2023.
2) Morningstar, Sept. 30, 2023. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli,Q2 2023.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q3 2023 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2022 to Q3 2023	Quarter Ended	% Change Q2 2023 to Q3 2023
	Sept. 30, 2023	Sept. 30, 2022		June 30, 2023
Revenue
Investment advisory fees, net	$276,771	$263,644	5%	$310,337	(11)%
Administrative service fees, net—affiliates	88,023	75,021	17	85,199	3
Other service fees, net	37,862	42,478	(11)	37,696	0
Total Revenue	402,656	381,143	6	433,232	(7)

Operating Expenses
Compensation and related	139,123	126,668	10	159,883	(13)
Distribution	89,838	91,032	(1)	97,086	(7)
Systems and communications	21,213	19,294	10	22,074	(4)
Professional service fees	17,561	14,203	24	19,099	(8)
Office and occupancy	10,632	10,622	0	11,404	(7)
Advertising and promotional	3,857	6,496	(41)	5,109	(25)
Travel and related	4,034	3,421	18	3,835	5
Intangible asset related	3,451	2,894	19	3,418	1
Other	11,523	9,733	18	12,935	(11)
Total Operating Expenses	301,232	284,363	6	334,843	(10)
Operating Income	101,424	96,780	5	98,389	3

Nonoperating Income (Expenses)
Investment income (loss), net	2,722	(4,226)	164	5,289	(49)
Debt expense	(3,133)	(3,302)	(5)	(3,118)	0
Other, net	(8)	(38)	79	(15)	47
Total Nonoperating Income (Expenses), net	(419)	(7,566)	94	2,156	(119)
Income before income taxes	101,005	89,214	13	100,545	0
Income tax provision	26,739	21,640	24	27,543	(3)
Net income including the noncontrolling interests in subsidiaries	74,266	67,574	10	73,002	2
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	(760)	(1,905)	60	827	(192)
Net Income	$75,026	$69,479	8%	$72,175	4%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.86	$0.78	10%	$0.81	6%
Weighted-Average Shares Outstanding
Basic	83,710	84,531		84,930
Diluted	83,710	84,536		84,939
Dividends Declared Per Share	$0.28	$0.27		$0.28
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $3.3 million, $3.6 million and $3.5 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2023, Sept. 30, 2022 and June 30, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2023 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2023	Sept. 30, 2022	% Change
Revenue
Investment advisory fees, net	$851,089	$754,681	13%
Administrative service fees, net—affiliates	252,402	218,710	15
Other service fees, net	114,586	98,524	16
Total Revenue	1,218,077	1,071,915	14

Operating Expenses
Compensation and related	435,884	388,719	12
Distribution	280,258	223,837	25
Systems and communications	63,259	57,234	11
Professional service fees	52,881	41,647	27
Office and occupancy	34,910	32,457	8
Advertising and promotional	13,308	13,965	(5)
Travel and related	11,101	8,543	30
Intangible asset related	10,194	9,319	9
Other	31,303	23,147	35
Total Operating Expenses	933,098	798,868	17
Operating Income	284,979	273,047	4

Nonoperating Income (Expenses)
Investment income (loss), net	18,322	(34,136)	154
Debt expense	(9,377)	(7,873)	19
Other, net	101	31	226
Total Nonoperating Income (Expenses), net	9,046	(41,978)	122
Income before income taxes	294,025	231,069	27
Income tax provision	75,291	58,140	29
Net income including the noncontrolling interests in subsidiaries	218,734	172,929	26
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,932	(10,070)	119
Net Income	$216,802	$182,999	18%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$2.44	$2.02	21%
Weighted-Average Shares Outstanding
Basic	84,499	86,109
Diluted	84,502	86,111
Dividends Declared Per Share	$0.83	$0.81
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $10.3 million and $9.1 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2023 and Sept. 30, 2022, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2023 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2023	Dec. 31, 2022
Assets
Cash and other investments	$554,433	$521,754
Other current assets	157,227	129,277
Intangible assets, net, including goodwill	1,203,527	1,209,574
Other long-term assets	165,153	159,874
Total Assets	$2,080,340	$2,020,479

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$255,587	$257,413
Long-term debt	347,777	347,581
Other long-term liabilities	306,307	307,972
Redeemable noncontrolling interests	70,631	61,821
Equity excluding treasury stock	1,573,370	1,411,055
Treasury stock	(473,332)	(365,363)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,080,340	$2,020,479

Federated Hermes reports Q3 2023 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2023	June 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Equity
Beginning assets	$82,992	$83,629	$80,988	$81,523	$96,716
Sales[1]	3,897	4,869	5,133	14,397	18,720
Redemptions[1]	(6,304)	(5,697)	(4,951)	(16,737)	(19,585)
Net sales (redemptions)[1]	(2,407)	(828)	182	(2,340)	(865)
Net exchanges	18	5	9	126	(145)
Impact of foreign exchange[2]	(532)	71	(1,187)	(353)	(2,840)
Market gains and (losses)[3]	(2,756)	115	(5,308)	(1,641)	(18,182)
Ending assets	$77,315	$82,992	$74,684	$77,315	$74,684

Fixed Income
Beginning assets	$87,425	$87,461	$86,253	$86,743	$97,550
Sales[1]	8,277	4,891	7,681	19,215	22,096
Redemptions[1]	(5,133)	(4,963)	(6,584)	(17,223)	(24,971)
Net sales (redemptions)[1]	3,144	(72)	1,097	1,992	(2,875)
Net exchanges	(25)	6	(17)	(120)	78
Impact of foreign exchange[2]	(96)	43	(231)	(15)	(560)
Market gains and (losses)[3]	(683)	(13)	(1,737)	1,165	(8,828)
Ending assets	$89,765	$87,425	$85,365	$89,765	$85,365

Alternative/Private Markets
Beginning assets	$21,602	$21,174	$21,785	$20,802	$22,920
Sales[1]	660	643	946	2,568	2,706
Redemptions[1]	(866)	(745)	(929)	(2,403)	(2,525)
Net sales (redemptions)[1]	(206)	(102)	17	165	181
Net exchanges	(3)	(4)	3	(6)	7
Impact of foreign exchange[2]	(762)	539	(1,638)	145	(3,830)
Market gains and (losses)[3]	(294)	(5)	15	(769)	904
Ending assets	$20,337	$21,602	$20,182	$20,337	$20,182

Multi-asset
Beginning assets	$2,922	$2,973	$3,135	$2,989	$3,780
Sales[1]	30	33	54	110	171
Redemptions[1]	(119)	(143)	(132)	(406)	(407)
Net sales (redemptions)[1]	(89)	(110)	(78)	(296)	(236)
Net exchanges	0	1	0	3	6
Market gains and (losses)[3]	(105)	58	(155)	32	(648)
Ending assets	$2,728	$2,922	$2,902	$2,728	$2,902

Total Long-term Assets
Beginning assets	$194,941	$195,237	$192,161	$192,057	$220,966
Sales[1]	12,864	10,436	13,814	36,290	43,693
Redemptions[1]	(12,422)	(11,548)	(12,596)	(36,769)	(47,488)
Net sales (redemptions)[1]	442	(1,112)	1,218	(479)	(3,795)
Net exchanges	(10)	8	(5)	3	(54)
Impact of foreign exchange[2]	(1,390)	653	(3,056)	(223)	(7,230)
Market gains and (losses)[3]	(3,838)	155	(7,185)	(1,213)	(26,754)
Ending assets	$190,145	$194,941	$183,133	$190,145	$183,133
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2023 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$44,383	$38,609	$43,884	$43,541	$13,338	$8,264	$2,782	$140	$104,387	$90,554
Sales	1,733	2,164	3,110	5,167	541	119	29	1	5,413	7,451
Redemptions	(3,254)	(3,050)	(3,794)	(1,339)	(856)	(10)	(114)	(5)	(8,018)	(4,404)
Net sales (redemptions)	(1,521)	(886)	(684)	3,828	(315)	109	(85)	(4)	(2,605)	3,047
Net exchanges	3	15	0	(25)	(3)	0	0	0	0	(10)
Impact of foreign exchange[2]	(285)	(247)	(63)	(33)	(450)	(312)	0	0	(798)	(592)
Market gains and (losses)[3]	(1,779)	(977)	(568)	(115)	(161)	(133)	(98)	(7)	(2,606)	(1,232)
Ending assets	$40,801	$36,514	$42,569	$47,196	$12,409	$7,928	$2,599	$129	$98,378	$91,767

	Nine Months Ended
	Sept. 30, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$43,342	$38,181	$43,180	$43,563	$13,050	$7,752	$2,851	$138	$102,423	$89,634
Sales	7,059	7,338	11,201	8,014	1,824	744	108	2	20,192	16,098
Redemptions	(9,798)	(6,939)	(12,082)	(5,141)	(2,154)	(249)	(391)	(15)	(24,425)	(12,344)
Net sales (redemptions)	(2,739)	399	(881)	2,873	(330)	495	(283)	(13)	(4,233)	3,754
Net exchanges	85	41	(95)	(25)	17	(23)	3	0	10	(7)
Impact of foreign exchange[2]	(69)	(284)	(4)	(11)	96	49	0	0	23	(246)
Market gains and (losses)[3]	182	(1,823)	369	796	(424)	(345)	28	4	155	(1,368)
Ending assets	$40,801	$36,514	$42,569	$47,196	$12,409	$7,928	$2,599	$129	$98,378	$91,767
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2023 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2023	June 30, 2023	Sept. 30, 2022	Sept. 30, 2023	Sept. 30, 2022
Total Fund Assets
Beginning assets	$104,387	$104,220	$109,334	$102,423	$135,294
Sales	5,413	6,462	7,128	20,192	25,728
Redemptions	(8,018)	(7,916)	(10,056)	(24,425)	(36,153)
Net sales (redemptions)	(2,605)	(1,454)	(2,928)	(4,233)	(10,425)
Net exchanges	0	(5)	(5)	10	(53)
Impact of foreign exchange[1]	(798)	487	(1,841)	23	(4,434)
Market gains and (losses)[2]	(2,606)	1,139	(3,567)	155	(19,389)
Ending assets	$98,378	$104,387	$100,993	$98,378	$100,993

Total Separate Account Assets[3]
Beginning assets	$90,554	$91,017	$82,827	$89,634	$85,672
Sales[4]	7,451	3,974	6,686	16,098	17,965
Redemptions[4]	(4,404)	(3,632)	(2,540)	(12,344)	(11,335)
Net sales (redemptions)[4]	3,047	342	4,146	3,754	6,630
Net exchanges	(10)	13	0	(7)	(1)
Impact of foreign exchange[1]	(592)	166	(1,215)	(246)	(2,796)
Market gains and (losses)[2]	(1,232)	(984)	(3,618)	(1,368)	(7,365)
Ending assets	$91,767	$90,554	$82,140	$91,767	$82,140

Total Long-term Assets[3]
Beginning assets	$194,941	$195,237	$192,161	$192,057	$220,966
Sales[4]	12,864	10,436	13,814	36,290	43,693
Redemptions[4]	(12,422)	(11,548)	(12,596)	(36,769)	(47,488)
Net sales (redemptions)[4]	442	(1,112)	1,218	(479)	(3,795)
Net exchanges	(10)	8	(5)	3	(54)
Impact of foreign exchange[1]	(1,390)	653	(3,056)	(223)	(7,230)
Market gains and (losses)[2]	(3,838)	155	(7,185)	(1,213)	(26,754)
Ending assets	$190,145	$194,941	$183,133	$190,145	$183,133
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q3 2023 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022
By Asset Class
Equity	$77,315	$82,992	$83,629	$81,523	$74,684
Fixed-income	89,765	87,425	87,461	86,743	85,365
Alternative / private markets	20,337	21,602	21,174	20,802	20,182
Multi-asset	2,728	2,922	2,973	2,989	2,902
Total long-term assets	190,145	194,941	195,237	192,057	183,133
Money market	525,085	509,017	505,800	476,844	441,294
Total Managed Assets	$715,230	$703,958	$701,037	$668,901	$624,427

By Product Type
Funds:
Equity	$40,801	$44,383	$44,732	$43,342	$40,633
Fixed-income	42,569	43,884	43,616	43,180	44,896
Alternative / private markets	12,409	13,338	13,040	13,050	12,680
Multi-asset	2,599	2,782	2,832	2,851	2,784
Total long-term assets	98,378	104,387	104,220	102,423	100,993
Money market	384,896	364,014	357,346	335,937	309,859
Total Fund Assets	$483,274	$468,401	$461,566	$438,360	$410,852
Separate Accounts:
Equity	$36,514	$38,609	$38,897	$38,181	$34,051
Fixed-income	47,196	43,541	43,845	43,563	40,469
Alternative / private markets	7,928	8,264	8,134	7,752	7,502
Multi-asset	129	140	141	138	118
Total long-term assets	91,767	90,554	91,017	89,634	82,140
Money market	140,189	145,003	148,454	140,907	131,435
Total Separate Account Assets	$231,956	$235,557	$239,471	$230,541	$213,575
Total Managed Assets	$715,230	$703,958	$701,037	$668,901	$624,427

Federated Hermes reports Q3 2023 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2023	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022
By Asset Class
Equity	$82,203	$83,025	$84,155	$79,544	$81,809
Fixed-income	88,677	87,504	88,209	87,849	87,042
Alternative / private markets	21,413	21,411	20,938	20,926	21,193
Multi-asset	2,861	2,929	3,012	2,988	3,144
Total long-term assets	195,154	194,869	196,314	191,307	193,188
Money market	516,046	510,418	483,083	442,334	438,601
Total Avg. Managed Assets	$711,200	$705,287	$679,397	$633,641	$631,789

By Product Type
Funds:
Equity	$43,687	$44,218	$45,055	$43,131	$45,135
Fixed-income	43,437	43,827	43,961	44,099	47,489
Alternative / private markets	13,184	13,181	13,062	13,140	13,432
Multi-asset	2,724	2,787	2,869	2,855	3,012
Total long-term assets	103,032	104,013	104,947	103,225	109,068
Money market	373,088	362,608	333,358	309,232	301,940
Total Avg. Fund Assets	$476,120	$466,621	$438,305	$412,457	$411,008
Separate Accounts:
Equity	$38,516	$38,807	$39,100	$36,413	$36,674
Fixed-income	45,240	43,677	44,248	43,750	39,553
Alternative / private markets	8,229	8,230	7,876	7,786	7,761
Multi-asset	137	142	143	133	132
Total long-term assets	92,122	90,856	91,367	88,082	84,120
Money market	142,958	147,810	149,725	133,102	136,661
Total Avg. Separate Account Assets	$235,080	$238,666	$241,092	$221,184	$220,781
Total Avg. Managed Assets	$711,200	$705,287	$679,397	$633,641	$631,789

Federated Hermes reports Q3 2023 earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2023	Sept. 30, 2022
By Asset Class
Equity	$83,128	$86,543
Fixed-income	88,130	90,419
Alternative / private markets	21,254	22,090
Multi-asset	2,934	3,368
Total long-term assets	195,446	202,420
Money market	503,182	429,878
Total Avg. Managed Assets	$698,628	$632,298

By Product Type
Funds:
Equity	$44,320	$48,353
Fixed-income	43,741	52,025
Alternative / private markets	13,143	14,158
Multi-asset	2,794	3,222
Total long-term assets	103,998	117,758
Money market	356,351	289,577
Total Avg. Fund Assets	$460,349	$407,335
Separate Accounts:
Equity	$38,808	$38,190
Fixed-income	44,389	38,394
Alternative / private markets	8,111	7,932
Multi-asset	140	146
Total long-term assets	91,448	84,662
Money market	146,831	140,301
Total Avg. Separate Account Assets	$238,279	$224,963
Total Avg. Managed Assets	$698,628	$632,298